Notice of Withdrawal of Tender

Regarding Shares in KKR Asset-Based Income Fund

Tendered Pursuant to the Offer to Purchase

Dated April 2, 2025

The Offer and withdrawal rights will expire on April 30, 2025 and this Notice of Withdrawal must be received by

the Fund’s Adviser, by e-mail, by 2:00 p.m.,

Eastern Time, on April 30, 2025, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:

The undersigned represents that the undersigned is the owner of the common stock in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(PAGE 1 OF 3)

Notice of Withdrawal of Tender

Regarding Shares in KKR Asset-Based Income Fund

Tendered Pursuant to the Offer to Purchase

Dated April 2, 2025

The Offer and withdrawal rights will expire on April 30, 2025 and this Notice of Withdrawal must be received by

the Fund’s Adviser, by e-mail, by 2:00 p.m.,

Eastern Time, on April 30, 2025, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Email

ABIFtender@kkr.com

You have the right to withdraw your tendered Shares at any time until 2:00 p.m., Eastern Time, on April 30, 2025 or, if such tendered Shares have not been accepted by the Fund, at any time after May 29, 2025.

You are responsible for confirming that this Notice is received timely by KKR Credit Advisors (US) LLC, the Fund’s Adviser. To assure good delivery, please send this page to KKR Credit Advisors (US) LLC and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip
Telephone Number:
Email Address:

(PAGE 2 OF 3)

The undersigned represents that the undersigned is the owner of the common stock in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(PAGE 3 OF 3)